UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 19, 2000

                              ERLY INDUSTRIES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                                   ----------
         (State or other jurisdiction of incorporation or organization)

         26883910                                      95-2312900
         --------                                      ----------
      (CUSIP Number)                       (IRS Employer Identification Number)



                          268 West 300 South, Suite 300
                           Salt Lake City, Utah 84101
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
         [ ]      Preliminary Information Statement
         [ ]      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2)
         [X]      Definitive Information Statement

Payment of Filing Fee (Check the appropriate box):

         [ ]      No fee required.
         [ ]      Fee   computed  on  table  below  per  Exchange  Act  Rules
                  14(c)-5(g) and 0-11. 1) Title of each class of securities to which transaction applies: 2) Aggregate number of securities to which transaction applies: 3) Per unit price or other underlying value of transaction computed pursuant to Exchange
                  Act Rule 0-11:
                  4) Proposed maximum aggregate value of transaction:
                  5) Total fee paid: $125.00

         [X]      Fee paid previously with preliminary materials.
         [ ]      Check box if any part of the fee is offset  as  provided  by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
                  Paid:
                  2) Form, Schedule or Registration No.:
                  3) Filing Party:
                  4) Date Filed

--------------------------------------------------------------------------------


                              ERLY INDUSTRIES, INC.
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101

                  Notice of Proposed Action by Written Consent
                                      of a
                    Majority of the Outstanding Common Stock
                    to be taken on or about January 12, 2001.

To the Stockholders of Erly Industries, Inc.

Notice is hereby given that by Written Consent by the holders of a majority of the outstanding common stock of Erly Industries, Inc. (the "Company") it has been proposed that the Company Change its State of Domicile from the State of California to the State of Delaware.

Only stockholders of record at the close of business on December 1, 2000 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                  By Order of the Board of Directors

                                  /s/ Richard D. Surber
                                  -------------------------------
                                  Secretary of the Company

                              ERLY INDUSTRIES, INC.
                          268 West 300 South, Suite 300
                           Salt Lake City, Utah 84101
                            Telephone (801) 575-8073

                              INFORMATION STATEMENT

                      ACTION BY A MAJORITY OF STOCKHOLDERS


This Information Statement is furnished to all holders of the Common Stock, $.01 par value per share, of the Company, in connection with proposed action by holders of a majority of the issued and outstanding shares of common voting stock of Erly Industries, Inc., a California Corporation (the "Company") to change the domicile of the Company from the State of California to the State of Delaware. This action is proposed to occur on or about January 12, 2001. This Information Statement is first being mailed to stockholders on or about December 20, 2000.

Only stockholders of record at the close of business on December 1, 2000 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of a majority of the shares of the Company as allowed by Section 603 of the California Corporations Code.

The Company has entered into an Agreement and Plan of Merger with Torchmail Communications, Inc., Inc., a Delaware Corporation, pursuant to which the Company will merge with the Delaware Corporation for the purpose of changing the domicile of the Company from the State of California to the State of Delaware.

                        WE ARE NOT ASKING YOU FOR A PROXY
                                      AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


          SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE
                              PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's outstanding Common Stock as of December 1, 2000, with respect to:
(i) each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock; (ii) all directors; and
(iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of December 1, 2000, there were 15,000,000 shares of Common Stock issued and outstanding.


                                                                            AMOUNT
                                                                            AND
                                                                            NATURE OF
TITLE OF                      NAME AND ADDRESS OF                           BENEFICIAL            PERCENT OF
CLASS                         BENEFICIAL OWNER                              OWNERSHIP             CLASS
=============================================================================================================
Common Stock                  Richard D. Surber, President                  9,237,912             61.58%
($0.01 par value)             268 West 400 South, Suite 300                 (beneficial)
                              Salt Lake City, Utah 84101

Common Stock                  Hudson Consulting Group, Inc.                 9,237,912             61.58%
($0.01 par value)             268 West 400 South, Suite 300
                              Salt Lake City, Utah 84101

Common Stock                  All Officers and Directors as a               9,237,912             61.58%
($0.01 par value)             Group

Common Stock                  Gerald D. Murphy                              1,028,254             6.85%
($0.01 par value)             10990 Wilshire Boulevard, # 120
                              Los Angeles, California 90024-
                              3955

Common Stock                  Farmers Rice Milling Company,                 804,030               5.36%
($0.01 par value)             Inc.
                              P.O. Box D
                              Lake Charles, Louisiana 70602-
                              3704
=============================================================================================================

                 CHANGE OF CONTROL SINCE END OF LAST FISCAL YEAR

On the 12th day of September, 2000, Hudson Consulting Group, Inc., a Nevada Corporation ("Hudson") contracted to buy nine million two hundred thirty seven thousand nine hundred twelve (9,237,912) shares of the Company's $0.01 par value common stock from the Company for a cash payment of $120,000. Hudson used its operating funds to make the purchase. The purchase of these shares gave effective control of the Company to Hudson because the said shares represent 61.58% of the issued and outstanding shares of the Company. The transaction was consummated and 9,237,912 shares of the Company's stock were delivered to Hudson on December 5, 2000.

          CHANGING THE COMPANY'S STATE OF INCORPORATION FROM CALIFORNIA
                       TO DELAWARE (the "REINCORPORATION")

By consent of persons holding a majority in excess of 50% of the issued and outstanding shares of the Company's $0.01 par value voting stock, as allowed by
Section 603 of the California Corporations Code, Erly Industries, Inc. ("Erly"), which presently is a California Corporation, will be merged with and into Torchmail Communications, Inc. ("Torchmail"), a Delaware Corporation, a wholly owned subsidiary of the Corporation, newly organized under Delaware law, with Torchmail Communications, Inc., a Delaware Corporation becoming the surviving Corporation. We sometimes refer to Torchmail Communications, Inc., a Delaware Corporation as the Delaware Corporation. The Delaware Corporation's principal executive office is located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, and its telephone number is (801) 575-8073.

Effective December 1, 2000, the Board of Directors approved the reincorporation proposal pursuant to the terms of the Agreement and Plan of Merger, which is attached as Appendix "A," by which Erly Industries, Inc., a California Corporation will be merged with and into Torchmail Communications, Inc., a Delaware Corporation. Shareholders of Erly Industries, Inc. common stock are not being requested to consider and approve the reincorporation proposal at a shareholder's meeting and will not vote on the proposal because it has already been approved by a majority of the Erly shareholders pursuant to Section 603(a) of the California Corporations Code which allows for shareholder action without notice and a meeting. We have summarized the material terms of the Agreement and Plan of Merger below. This summary is subject to, and qualified in its entirety, by reference to the text of the Agreement and Plan of Merger itself. No vote of holders of outstanding shares of the Company's common stock, other than those majority shareholders who have approved the proposed action, is necessary for approval of the reincorporation proposal.


                        WE ARE NOT ASKING YOU FOR A PROXY
                                      AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                   NO CHANGE IN BUSINESS OR PHYSICAL LOCATION

The proposed merger will effect a change in the legal domicile and name of Erly Industries, Inc. and other changes of a legal nature, the most significant of which are described below. However, the merger will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the merger, which are immaterial). Our management, including all directors and officers, will remain the same after the merger and will assume identical positions with the Delaware Corporation.


                            THE DELAWARE CORPORATION

The Delaware Corporation that will be the surviving corporation was incorporated under the Delaware Corporations Laws ("DCL") on December 7, 2000, exclusively for the purpose of merging with Erly Industries, Inc. Prior to the merger, the Delaware Corporation will have no material assets or liabilities and will not have carried on any business.

The Delaware Corporation's Articles of Incorporation are substantially identical to the current Articles of Incorporation of Erly Industries, Inc., except for statutory references necessary to conform to the DCL and other differences attributable to the differences between the DCL and the CCC. A copy of the Delaware Corporation's Articles of Incorporation are attached as Appendix "B".

                        THE AGREEMENT AND PLAN OF MERGER

The Agreement and Plan of Merger provides that Erly Industries, Inc. will merge with and into the Delaware Corporation, with the Delaware Corporation then becoming the surviving corporation. The Delaware Corporation will assume all assets and liabilities of Erly Industries, Inc., including obligations under our outstanding debts and contracts. Our existing Board of Directors and officers will become the board of directors and officers of the Delaware Corporation for identical terms of office.

Upon the effective date of the merger, each ten shares of the Company's issued and outstanding common stock will automatically be converted into one (1) fully paid and nonassessable share of common stock, $0.001 par value per share, of the Delaware Corporation. Fractional shares will be rounded upward. We intend to issue new stock certificates to shareholders of record upon the effective date of the merger. Each certificate representing ten (10) issued and outstanding shares of our common stock immediately prior to the effective date of the merger will be exchanged for one (1) share of common stock of the Delaware Corporation after the effective date of the merger(1).

PLEASE NOTE: Shareholders need not exchange their existing stock certificates for stock certificates of the Delaware Corporation. However, after consummation of the merger, any shareholders desiring new stock certificates representing common stock of the Delaware Corporation may submit their existing stock certificates to Computershare Investment Services, 2 North LaSalle Street, Chicago, Illinois 60602, the surviving corporation's transfer agent, for cancellation, and obtain new certificates.

                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company's authorized capital consists of 15,000,000 shares of Common Stock, $0.01 par value. As of December 1, 2000 there were 15,000,000 shares of Common Stock outstanding. The holders of Common Stock are entitled to vote on all matters to come before a vote of the shareholders of the Company. Torchmail Communications, Inc., a Delaware Corporation, the company which will be the surviving entity of the Merger, is capitalized for 200,000,000 shares of $0.001 par value common stock. The effect of the Merger will be to increase the number of authorized shares of the Company from 15,000,000 to 200,000,000.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]






----------------------
     (1)Since the company intends to round up any fractional shares created by the merger, persons owning fewer than 10 shares will receive 1 share, and persons owning odd numbers of shares will have any fractional share resulting from the merger rounded to the next higher whole number.

               COMPARISON OF SHAREHOLDER RIGHTS UNDER DELAWARE AND
            CALIFORNIA CORPORATE LAW AND CHARTER DOCUMENTS BEFORE AND
                              AFTER REINCORPORATION

The Company is incorporated in the State of California, and the surviving corporation in the merger is incorporated in the State of Delaware. The Company's shareholders, whose rights are currently governed by the California Corporations Code ("CCC") and the Company's articles of incorporation and bylaws, will, upon consummation of the merger, become shareholders of the Delaware Corporation and their rights will be governed by the Delaware Corporation Law ("DCL") and the articles of incorporation and bylaws of the Delaware Corporation. Upon the filing with and acceptance by the Secretary of State of Delaware of Articles of Merger in Delaware, the Company will become Torchmail Communications, Inc., a Delaware Corporation, and the outstanding shares of Company Common Stock will be deemed for all purposes to evidence ownership of, and to represent, shares of Torchmail Communications, Inc. Common Stock.

The Delaware Charter Documents will replace the Company's current Articles of Incorporation, as amended ("California Articles") and the California bylaws (together, the "California Charter Documents") including providing officers, directors and agents of Torchmail Communications, Inc. with certain indemnification rights in addition to those currently provided for the Company.

The following summary table is qualified by the discussion which follows the table:

                                                        ERLY                          TORCHMAIL
                                                        INDUSTRIES                    COMMUNICATIONS
====================================================================================================
State of Incorporation                                  California                    Delaware

Authorized Common                                       15,000,000                    200,000,000

Authorized Preferred                                    6,000                         10,000,000

Issued Common                                           15,000,000                    1

Meeting Quorum Requirements                             Majority                      Majority

Shareholder Action w/o Meeting                          Majority                      Majority

Dividends                                               When Declared                 When Declared

Votes                                                   One Per Share                 One Per Share

Cumulative Voting                                       No                            No

Vote Required for Sale of Assets                        Majority                      Majority

Vote Required for Amendment of Articles                 Majority                      Majority

Vote Required for Removal of Director                   Majority                      Majority

Preemptive Rights                                       No                            No

Dissolution Rights                                      Yes                           Yes

Limitation of Director Liability                        Yes                           Yes

Assessment                                              No                            No

Redemption of Common                                    No                            No

Rights to Inspect Records                               Yes                           Yes

Right to File Derivative Action                         Yes                           Yes

Shareholder Liability for Derivative  Actions           Possibly                      Possibly

====================================================================================================

Description of Shares

Torchmail Communications, Inc. is authorized to issue 200,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value Preferred Stock. There is one share of Torchmail Communications, Inc. common stock issued and outstanding. The Torchmail Preferred shares may be issued into one or more series, with the Torchmail Board of Directors fixing the designation, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof of the shares of each series, including dividend rate, whether dividends shall be cumulative, voting rights, conversion rights, redemption rights, and liquidation or dissolution rights. No series of Torchmail Preferred shares is issued and outstanding. Erly is authorized to issue 15,000,000 shares of its $0.01 par value common stock of which 15,000,000 shares were issued and outstanding as of the record date. Erly is authorized to issue 6,000 shares of $100 par value Preferred Stock of which no shares are presently issued and outstanding.

Dividend Rights

When and as dividends, payable in cash, stock or other property, are declared by the Board of Directors of Torchmail or Erly, as the case may be, the holders of Erly shares or Torchmail shares, respectively, are entitled to share equally, share for share, in such dividends.

Under California law, no dividends may be given unless (1) the amount of retained earnings of the corporation immediately prior thereto equals or exceeds the amount of the proposed distribution, and (2) the sum of the assets of the corporation would be equal to a least 1 1/4 times its liabilities and the current assets would be at least equal to its current liabilities. Further, under California law, no dividends may be given if the corporation, as a result of the dividends, would be likely to be unable to meet its liabilities as they mature, or if required, the corporation has not satisfied the preferential rights of stockholders whose rights are superior to those receiving the distribution.

A Delaware Corporation may pay dividends out of "surplus" or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. Surplus is defined as the net assets of the corporation over the corporation's capital.

Voting Rights

Those who hold Erly shares on the date the Merger is consummated will be entitled as a group to hold one-fifth (1/10th) the number of Torchmail common shares. Holders of Torchmail shares and Erly shares are entitled to one vote for each share on all matters voted upon by shareholders of Erly or Torchmail, respectively.

Pursuant to Torchmail's Articles of Incorporation, holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. Pursuant to Erly' Articles of Incorporation, at all meetings of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

Pursuant to California law, holders of Erly shares may take action without a meeting only upon written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Special Meetings of the Shareholders of Erly may be called by the President, the Chairman of the Board, the Board of Directors or shareholders holding not less than ten percent of the shares entitled to vote. Special Meetings of the Shareholders of Torchmail may be called by the President, the majority of the Board of Directors, or shareholders holding a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Pursuant to Delaware law, holders of Torchmail's shares may take action without a meeting, and without prior notice, upon the written consent of shareholders holding at least a majority of the voting power, except that if a greater proportion is required for the action to be taken at a meeting, then the greater proportion of written consents is required.

Erly's Articles of Incorporation require the approval of a majority of all outstanding Erly shares entitled to vote for amendment of the Articles of Incorporation and the approval of a majority of all of the outstanding Erly shares for the merger, consolidation, sale, or disposition of all or substantially all of Erly's assets and voluntary dissolution. The statutory provisions applicable to (1) the amendment of the Torchmail Certificate of Incorporation, (2) the approval of merger, consolidation, or dissolution of Torchmail, and (3) the sale of substantially all of Torchmail's assets are similar to those applicable to Erly actions. Delaware law requires the vote of a majority of Torchmail shares to effect any of the actions referenced in (1),
(2), or (3) above.

Removal of a director under California law requires the affirmative vote of a majority of the outstanding Erly shares. The DCL provides that, except with respect to corporations with classified boards or cumulative voting, a director may be removed, with or without cause, by the holders of the majority in voting power of the shares entitled to vote at an election of directors. In the event the corporation's board of directors is classified, stockholders may effect such removal only for cause, unless the corporation's charter provides otherwise.

Liability of Directors.

 The DCL permits a Delaware Corporation to include in its charter a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct that could be characterized as negligence or gross negligence. However, the DCL provides that the charter can not eliminate or limit liability for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law,
(c) an unlawful distribution, or (d) the receipt of improper personal benefits. The DCL further provides that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Our current charter includes a provision eliminating director liability for monetary damages for breaches of fiduciary duty to the maximum extent permitted by the DCL.

California law is more restrictive in the circumstances under which the liability of a director may be limited or eliminated. Erly's Articles of Incorporation provide that the liability of a director shall be eliminated to the fullest extent permitted under applicable California law. California Corporation Code sections 204(10) and 309(c) provide that the corporation may eliminate or limit the personal liability of a director to the corporation and to its shareholders for monetary damages for breach of fiduciary duty as a director; except that the liability of a director shall not be eliminated or limited for any breach of the director's duty of loyalty to the corporation or to its shareholders, for acts or omissions not in good faith or which involve intentional misconduct, for a knowing violation of law, for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders, for acts or omissions that constitute an unexcused pattern of inattentiveness that amounts to an abdication of the director's duties, violation of sections 310 or 316 of the Code or for any transaction from which the director directly or indirectly derived an improper benefit.

Dissenters Rights

Under Delaware Law, dissenters' rights are afforded to stockholders who follow prescribed statutory procedures in connection with a merger or consolidation (subject to restrictions similar to those provided by the California Law, as described below). Under the DCL, there are no appraisal rights in connection with sales of substantially all the assets of a corporation, reclassifications of stock or other amendments to the charter that adversely affect a class of stock, unless specifically provided in the charter. Our current charter does not provide for dissenters' rights in these circumstances. Dissenters' rights do not apply to a stockholder of a Delaware Corporation if the stockholder's shares were (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc. or (b) held of record by more than 2,000 stockholders. Notwithstanding the foregoing sentence, however, under the DCL, a stockholder does have dissenters' rights if the stockholder is required by the terms of the agreement of merger or consolidation to accept anything for his shares other than (a) shares of stock of the corporation surviving or resulting from the merger or consolidation, (b) shares of stock of any other corporation which is so listed or designated or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) any combination of the foregoing.

Under California law, if the approval of outstanding shares of a corporation is required for a reorganization, then each shareholder entitled to vote on the transaction and each shareholder of a subsidiary in a short-form merger is entitled to dissent. There is no right of dissent with respect to a plan of merger or exchange if at the record date fixed to determine stockholders entitled to receive notice and to vote at the meeting at which the plan of merger or exchange is to be acted upon the shares were listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 stockholders of record.

Assessment and Redemption

Torchmail shares to be issued upon consummation of the Merger will be fully paid and non- assessable. Erly shares, for which full consideration has been paid, are deemed to be fully paid and non-assessable. Neither Torchmail nor Erly common shares have any redemption provisions.

Transfer Agent

The transfer agent for Erly's shares is Computershare Investment Services, located at 2 North LaSalle Street, Chicago, Illinois 60602. When the Merger is consummated, the transfer agent for Torchmail shares will be the same.

Inspection Rights

Under California law a shareholder may inspect and copy Erly's accounting records and minutes of proceedings of the shareholders at any reasonable time during usual business hours for a purpose reasonably related to such holder's interests as a shareholder. Under Delaware law, any stockholder has the right, during usual business hours, to inspect and copy the corporation's stock ledger, stockholder's list and other books and records for any proper purpose upon written demand under oath stating the purpose thereof.

Derivative Rights

Delaware Law provides that:

     - a person may not bring a derivative action unless the person was a stockholder of the corporation at the time of the challenged transaction or unless the stock thereafter devolved on such person by operation of law;

     - a complaint in a derivative proceeding must set out the efforts made by a person, if any, to obtain the desired action from the directors or comparable authority and the reason for the failure to obtain such action or for not making the effort; and

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     - a derivative  proceeding may be settled or  discontinued  only with court approval.

In addition, under the DCL, a court may dismiss a derivative proceeding if:

     - the court finds that a committee of independent directors has determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation; and

     - the court determines in its own business judgment that the action should be dismissed.

California Law provides that:

     - a person may not bring a derivative action unless the person was a stockholder of the corporation at the time of the challenged transaction or unless the stock thereafter devolved on such person by operation of law; Provided that any shareholder who does not meet this requirement may be allowed to maintain the action if a court determines that:

     (1) There is a strong prima facie case in favor of the claim asserted on behalf of the corporation;

     (2) No similar action has been, or is likely to be, filed for the corporation;

     (3) Plaintiff acquired the shares prior to public notice of the wrongdoing complained of;

     (4) Unless the action is maintained, defendant may retain a gain derived from a willful breach of fiduciary duty; and

     (5)There will be no unjust enrichment of the corporation or plaintiff due to the action.

     - a complaint in a derivative proceeding must set out the efforts made by a person, if any, to obtain the desired action from the directors or comparable authority and the reason for the failure to obtain such action or for not making the effort; and

Issuance of Additional Shares: Possible Dilution

Erly is authorized to issue 15,000,000 shares of $.01 par value common stock. There are 15,000,000 shares now issued and outstanding leaving no shares available for issuance. Erly is authorized to issue 6,000 shares of $100 par value preferred stock. There are no shares of preferred stock now issued and outstanding leaving 6,000 shares available for issuance. If the Merger is consummated, Torchmail will be authorized to issue 200,000,000 shares of $.001 par value common stock. There will be approximately 3,000,000 shares issued and outstanding leaving 197,000,000 shares available for issuance.

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



Torchmail will also be authorized to issue 10,000,000 shares of $.001 par value preferred stock. There will be no preferred shares issued and outstanding leaving 10,000,000 shares available for issuance. If the Merger is consummated, significant dilution of current common stockholders is possible upon the issuance of more common shares.

           INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, are incorporated herein by reference: "Item 1. Business", "Item 5. Market Information for Common Equity and Related Shareholder Matters", and "Item 7. Financial Statements."' The following portions of the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 2000 are also incorporated herein by reference: "Part I. Item 1: Financial Statements" and "Part I. Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations."' Copies of these documents are available without charge to any person, including any beneficial holder of the Company's Common Stock to whom this Information Statement was delivered, on written or oral request to Erly Industries, Inc. 268 West 400 South, Suite 300, Salt Lake City, Utah 84101, Attention: Secretary (telephone number: (801) 575-8073). Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

                           INCREASE IN CAPITALIZATION

The Company currently has 15,000,000 authorized shares of Common Stock, par value $0.01 per share, of which 15,000,000 shares were outstanding on December 1, 2000. The Company currently has 6,000 authorized shares of Preferred Stock, par value $100 per share, of which no shares were outstanding on December 1, 2000.

Torchmail Communications, Inc., a Delaware Corporation, into which the Company will merge to accomplish its change of domicile, if approved by the stockholders, is authorized to issue 200,000,000 shares of common stock par value $0.001 and 10,000,000 shares of preferred stock par value $0.001. The effect of the merger will be to increase the number of authorized common shares which may be issued by the Company from 15,000,000 to 200,000,000 and the number of authorized preferred shares from 6,000 to 10,000,000.

Since currently authorized shares are not sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company have the flexibility to issue an additional amount of Common Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company's flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders' meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

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





Presently, the Company has issued only one of its two authorized classes of stock, Common Stock, par value $0.01 per share. All of such common shares are voting shares and have the same voting rights. However, none of such common shares confers any preemptive rights on the holders thereof to purchase or receive any additional shares of the Company's Common Stock or any other securities, rights or options for the Company's securities authorized or acquired by the Company in the future. The Board may issue the Common Stock authorized by the Company's Charter for such consideration as may be fixed by the Board and for any corporate purpose without further action by the stockholders, except as may be required by law. Each share of Common Stock has equal dividend rights and participates equally upon liquidation

             FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

The merger and resulting reincorporation of Erly Industries, Inc. from California to Delaware will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Accordingly, for federal income tax purposes, no gain or loss will be recognized by shareholders upon the conversion of Erly Industries, Inc. common stock into the Delaware Corporation's common stock. Each shareholder whose shares are converted into the Delaware Corporation's common stock will have the same basis in the common stock of the Delaware Corporation as such shareholder had in the common stock of Erly Industries, Inc. held immediately prior to the effective date of the merger. The shareholder's holding period in the Delaware Corporation's common stock will include the period during which the corresponding shares of Erly Industries, Inc. common stock were held.

PLEASE NOTE: No information is provided in this Information Statement regarding the tax consequences, if any, under applicable state, local or foreign laws, and each shareholder is advised to consult his or her personal attorney or tax advisor as to the federal, state, local or foreign tax consequences of the proposed reincorporation in view of the shareholder's individual circumstances.

In addition, neither the Company nor Torchmail will recognize gain or loss as a result of the Reincorporation, and Torchmail will generally succeed, without adjustment, to the tax attributes of the Company. Delaware has no corporate income tax, no taxes on corporate shares, no franchise tax, no personal income tax, no I.R.S. information sharing agreement, nominal annual fees, minimal reporting and disclosure requirements, and shareholders are not public record.

The foregoing summary of federal income tax consequences is included for general information only and does not address all income tax consequences to all of the Company's shareholders. The Company's shareholders are urged to consult their own tax advisors as to the specific tax consequences of the Reincorporation with respect to the application and effect of state, local and foreign income and other tax laws.



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



                           SECURITIES ACT CONSEQUENCES

The shares of the Delaware Corporation's common stock to be issued in exchange for shares of Erly Industries, Inc. common stock are not being registered under the Securities Act of 1933. In that regard, the Delaware Corporation is relying on Rule 145(a)(2) under the Securities Act of 1933, which provides that a merger which has "as its sole purpose" a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act of 1933, and on interpretations of the Rule by the Securities and Exchange Commission which indicate that the making of certain changes in the Delaware Corporation's articles of incorporation which could otherwise be made only with the approval of the shareholders of either corporation does not render Rule 145(a)(2) inapplicable.

After the merger, the Delaware Corporation will continue to file periodic reports and other documents with the Securities and Exchange Commission and provide to its shareholders the same types of information that we have previously filed and provided. Shareholders holding restricted shares of common stock will have shares of the Delaware Corporation's stock which are subject to the same restrictions on transfer as those to which their present shares of common stock are subject, and their stock certificates, if surrendered for replacement certificates representing shares of the Delaware Corporation's common stock will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, shareholders will be deemed to have acquired their shares of the Delaware Corporation's common stock on the date they acquired their shares of Erly Industries, Inc.'s common stock. In summary, the Delaware Corporation and its shareholders will be in the same respective positions under the federal securities laws after the merger as were Erly Industries, Inc. and its shareholders prior to the merger.

                 AMENDMENT TO THE MERGER AGREEMENT; TERMINATION

The Merger Agreement may be terminated and the Reincorporation abandoned, notwithstanding shareholder approval, by the Board of Directors of the Company at any time before consummation of the Reincorporation if the Board of Directors of the Company determines that in its judgment the Reincorporation does not appear to be in the best interests of the Company or its shareholders. In the event the Merger Agreement is terminated, the Company would remain as a California Corporation.


      INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED
                                      UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company's change of domicile which differs from that of other shareholders of the Company. No director of the Company opposes the proposed action of changing domicile of the Company.

                            10-KSB AND 10-QSB REPORTS

THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, AND ITS MOST RECENT
QUARTERLY REPORT ON FORM 10-QSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT QUARTER, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, ERLY INDUSTRIES, INC., 268 WEST 400 SOUTH, SUITE 300, SALT LAKE CITY, UTAH 84101.

Dated: December 19, 2000



                                 By Order of the Board of Directors

                                 /s/ Richard D. Surber
                                 ----------------------------
                                 Secretary of the Company









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